EXHIBIT 21             SUBSIDIARIES OF FIDELITY FEDERAL BANCORP

NAME                                             JURISDICTION OF INCORPORATION
----                                             -----------------------------

Fidelity Federal Bancorp:
   United Fidelity Bank, fsb                                Indiana
   Village Securities Corporation                           Indiana

Also included are the subsidiaries of United
Fidelity Bank, fsb:
   Village Insurance Corporation                            Indiana
   Village Housing Corporation                              Indiana
   Village Community Development Corporation                Indiana
   Village Management Corporation                           Indiana
   Village Capital Corporation                              Indiana